UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



 ==============================================================================



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
                 (Date of earliest event reported) May 20, 2004





                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
              -----------------                                ----------
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      -----------------------------------------                ----------
      (Address of Principal Executive Offices)                 (Zip Code)






        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------

ITEM 5. OTHER EVENTS

The following supplements the position taken by the General Motors Board of Directors in the Proxy Statement of General Motors Corporation relating to its 2004 Annual Meeting with respect to the response to the shareholder proposal set forth as Item Number 5 in that proxy statement:

      It has been and continues to be the role of the Presiding Director of GM's Board of Directors to not only review but also approve matters such as agenda for board meetings, the information sent to the board and meeting schedules (both as to when they occur and the sufficiency of time allocated to agenda items). Similarly, the Presiding Director has been and will continue to be elected by the independent directors, can call meetings of the independent directors, serves as liaison between the chairman and the independent directors (although all independent directors are encouraged to freely communicate with the Chairman at any time) and presides at meetings of the board when the chairman is not present. Finally, if requested by major shareholders, the Presiding Director is available for consultation and direct communication.




                                      # # #



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          (Registrant)
Date:  May 20, 2004                  By:  /s/PETER R. BIBLE
                                     ---  --------------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)